UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 24, 2023

PROOF ACQUISITION CORP I
(Exact name of registrant as specified in its charter)

Delaware	001-41104	86-2707040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11911 Freedom Drive,
Suite 1080
Reston, VA 20190
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (571) 310-4949

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-half of one redeemable warrant	PACI.U	The New York Stock Exchange

Class A Common Stock included as part of the Units	PACI	The New York Stock Exchange

Redeemable Warrants included as part of the Units	PACI.WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement.

Forward Purchase Agreement

On November 28, 2023, PROOF Acquisition Corp I (“PACI”) Volato, Inc. (“Volato”) and Vellar Opportunities Fund Master, Ltd.  (“Seller”), entered into an agreement (the “Forward Purchase Agreement”) for an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Transaction”). For purposes of the Forward Purchase Agreement, PACI is referred to as the “Counterparty” prior to the closing of PACI’s previously announced business combination (the “Business Combination”) with Volato (the “Closing”), while Volato is referred to as the “Counterparty” after the Closing. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Forward Purchase Agreement.

Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase prior to the Closing up to 2.0 million shares (the “Maximum Number of Shares”) of PACI from third parties through a broker in the open market. The Number of Shares subject to a Forward Purchase Agreement is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the respective Forward Purchase Agreement.

The Forward Purchase Agreement provides that the Seller will be paid directly an aggregate cash amount (the “Prepayment Amount”) equal to the product of (i) the Number of Shares as set forth in the Pricing Date Notice and (ii) the redemption price paid by PACI on the Closing Date to holders of its common stock who exercised their redemption rights in connection with the Business Combination (the “Initial Price”).

The Counterparty will pay to the Seller the Prepayment Amount required under the Forward Purchase Agreement directly from the Counterparty’s Trust Account maintained by Continental Stock Transfer and Trust Company holding the net proceeds of the sale of the units in PACI’s initial public offering and the sale of private placement units (the “Trust Account”) no later than the earlier of (a) one business day after the Closing Date and (b) the date any assets from the Trust Account are disbursed in connection with the Business Combination.

From time to time and on any date following the Business Combination (any such date, an “OET Date”), the Seller may, in its absolute discretion, terminate the Forward Purchase Agreement in whole or in part by providing written notice to the Counterparty (the “OET Notice”) that specifies the quantity by which the Number of Shares shall be reduced (such quantity, the “Terminated Shares”). The effect of an OET Notice shall be to reduce the Number of Shares by the number of Terminated Shares specified in such OET Notice with effect as of the related OET Date. As of each OET Date, the Counterparty shall be entitled to an amount from the Seller, and the Seller shall pay to the Counterparty an amount, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price in respect of such OET Date. The Reset Price will initially be the Initial Price, but is subject to reduction upon a Dilutive Offering Reset.

The valuation date (the “Valuation Date”) for the Forward Purchase Agreement will be the earliest to occur of (a) the date that is 24 months after the Closing Date, (b) the date specified by Seller in a written notice to be delivered to the Counterparty at Seller’s discretion (which Valuation Date shall not be earlier than the day such notice is effective) after the occurrence of any of (w) a VWAP Trigger Event, (x) a Delisting Event, or (y) a Registration Failure and (c) the date specified by Seller in a written notice to be delivered to Counterparty at Seller’s sole discretion (which Valuation Date shall not be earlier than the day such notice is effective).

On the Cash Settlement Payment Date, which is the 70th trading day immediately following the Maturity Date (as defined in the Forward Purchase Agreement), if the Valuation Date is determined by Seller in its sole discretion as described in clause (c) of the foregoing paragraph, Seller shall pay Counterparty a cash amount equal to (1) the Number of Shares as of the Valuation Date multiplied by (2) the closing price of the Shares on the business day immediately preceding the Valuation Date.

In all other cases, Seller shall pay Counterparty a cash amount equal to (1) the Number of Shares as of the Valuation Date, which are registered for resale under an effective Registration Statement or may be transferred without any restrictions, including the requirement for the Counterparty to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable) or the volume and manner of sale limitations under Rule 144(e), (f) and (g) under the Securities Act, multiplied by the VWAP Price over the Valuation Period less (2) the Settlement Amount Adjustment.

The Settlement Amount Adjustment is equal to the product of (1) (a) the Maximum Number of Shares less (b) any Terminated Shares as of the Valuation Date, multiplied by (2) $1.50.

Seller has agreed to waive any redemption rights with respect to any Recycled Shares in connection with the Business Combination. Such waiver may reduce the number of shares of PACI Class A Common Stock redeemed in connection with the Business Combination, and such reduction could alter the perception of the potential strength of the Business Combination. Similarly, Seller has agreed not to vote the shares it purchases pursuant to the Forward Purchase Agreement in favor of the Business Combination. The Forward Purchase Agreement has been structured, and all activity in connection with such agreement has been undertaken, to comply with the requirements of all tender offer regulations applicable to the Business Combination, including Rule 14e-5 under the Securities Exchange Act of 1934.

The shares purchased by Seller pursuant to the Forward Purchase Agreement will have the impact of reducing the number of redemptions in connection with the shareholder vote to approve the Business Combination, which could alter the perception of the potential strength of the Business Combination.

As described in the Forward Purchase Agreement, the Company is also considering entry into a convertible note with an affiliate of Yorkville Advisors funded across multiple debentures.

The foregoing summary of the Forward Purchase Agreement is qualified in its entirety by reference to the text of the Forward Purchase Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 3.02.
Unregistered Sale of Equity Securities.

The disclosure set forth above in Item 1.01 of this Current Report on Form 8-K with respect to the Forward Purchase Agreement is incorporated by reference herein. The securities of PACI that may be issued in connection with the Forward Purchase Agreement will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act

Item 5.07.
Submission of Matters to a Vote of Security Holders.

On November 28, 2023, at 10:00 a.m. Eastern time, PACI held a special meeting of stockholders (the “Special Meeting”), at which holders of 11,898,333 shares of common stock, par value $0.0001 per share (the “Common Stock”) were present in person or by proxy, representing approximately 89.17% of the voting power of the 13,343,098 issued and outstanding shares of Common Stock entitled to vote at the Special Meeting as of the close of business on October 10, 2023, which was the record date for the Special Meeting.

At the Special Meeting, the below proposals were submitted to and approved by the Company’s stockholders (capitalized terms used and not otherwise defined herein have the meanings specified in the Company’s proxy statement/prospectus originally filed with the Securities and Exchange Commission (the “SEC”) on August 18,2023 (as amended, the “Proxy Statement”) in connection with the Special Meeting):

The BCA Proposal - a proposal to (a) approve and adopt the Business Combination Agreement, dated as of August 1, 2023 (the “Business Combination Agreement”), among the Company, PACI Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Volato, pursuant to which Merger Sub will merge with and into Volato, with Volato surviving the merger as a wholly owned subsidiary of the Company and (b) approve such merger and the other transactions contemplated by the Business Combination Agreement (the “Business Combination”).

For	Against	Abstain
11,491,636	406,697	0

The Stock Issuance Proposal - a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange, (a) the issuance of up to 20,707,600 shares of Class A Common Stock, par value $0.0001 per share, pursuant to the Business Combination Agreement.

For	Against	Abstain
11,491,636	406,697	0

The Charter Amendment Proposal - a proposal to approve the proposed amended and restated certificate of incorporation of PACI (the “Proposed Charter”), which will amend, restate, and replace PACI’s Amended and Restated Certificate of Incorporation, dated November 29, 2021, as amended, upon the closing (the “Closing”) of the Business Combination.

For	Against	Abstain
11,391,393	506,940	0

The Advisory Charter Proposals - proposals to approve, on a non-binding advisory basis, certain governance provisions in the Proposed Charter, which were presented separately in accordance with SEC guidance to give stockholders the opportunity to present their separate views on important corporate governance provisions:

(i).	a proposal to increase the authorized number of shares of Class A Common Stock from 70,000,000 to 80,000,000;
(ii).	a proposal to change the quorum required for meetings of the Board;
(iii).	a proposal to impose a non-citizen voting limitation;
(iv).	a proposal to require a supermajority vote for the removal of directors; and
(v).	a proposal to change the voting threshold to approve amendments to certain provisions of the Proposed Charter.

(i)
For	Against	Abstain
11,031,636	406,697	460,000

(ii)
For	Against	Abstain
11,031,636	406,697	460,000

(iii)
For	Against	Abstain
11,031,636	406,697	460,000

(iv)
For	Against	Abstain
10,480,519	957,814	460,000

(v)
For	Against	Abstain
10,931,393	506,940	460,000

The Stock Incentive Plan Proposal - a proposal to approve the 2023 Stock Incentive Plan (the “2023 Plan”), including the authorization of the initial share reserve under the 2023 Plan.

For	Against	Abstain
10,875,517	562,816	460,000

The Adjournment Proposal, as described in greater detail in the Proxy Statement, was not presented to the Company’s stockholders, as the BCA Proposal, the Stock Issuance Proposal, the Charter Amendment Proposal, the Advisory Charter Proposals, and the Stock Incentive Plan Proposal each received a sufficient number of votes for approval. Based on the results of the Special Meeting, and subject to the satisfaction or waiver of certain other closing conditions as described in the Proxy Statement, the Business Combination Agreement and other transactions contemplated thereby are expected to be consummated by December 3, 2023. Following the consummation of the Business Combination, PACI intends to change its name to “Volato Group, Inc.” with its common stock expected to begin trading on the NYSE American under the symbol “SOAR”.

Item 7.01.
Regulation FD Disclosure.

As of November 26, 2023, the per share redemption price for each share of PACI Class A common stock was approximately $10.78, and the cash balance of the Trust Account available to pay redemptions was approximately $69,628,572 million.

The information in this Item 7.01 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of PACI under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01.

Item 8.01.
Other Events.

Redemption of Shares

In connection with the approval of the BCA Proposal, as of November 24, 2023, stockholders holding 6,423,300 shares of Class A Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account, leaving 19,798 shares outstanding. As a result, approximately $69,275,051 (approximately $10.78 per share) will be withdrawn from the Trust Account to pay such redeeming holders, subject to any redemption reversals permitted by the Company.

Item 9.01.
Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Title

10.1	Forward Purchase Agreement dated November 28, 2023 by and among PACI, Volato and Seller
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 29, 2023	PROOF Acquisition Corp I

	By:	/s/ Michael Zarlenga
Name: Michael Zarlenga
Title: General Counsel and Corporate Secretary